UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2010

VISANT CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	333-120386	90-0207604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

357 Main Street Armonk, New York 10504	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 595-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 21, 2010, Visant Holding Corp. (“Holdings”) and Visant Corporation (“Visant”) jointly issued a press release announcing that, in connection with the previously announced cash tender offers and consent solicitations by Holdings to purchase for cash any and all of its outstanding 10.25% Senior Discount Notes due 2013 (the “10.25% Notes”) and its outstanding 8.75% Senior Notes due 2013 (the “8.75% Notes”) and the cash tender offer and consent solicitation by Visant to purchase for cash any and all of its outstanding 7.625% Senior Subordinated Notes due 2012 (the “7.625% Notes” and collectively with the 10.25% Notes and the 8.75% Notes, the “Existing Notes”), the early tender period in respect of each of the tender offers expired at 5:00 pm, New York City time, on September 20, 2010 (the “Consent Time”). Holders of Existing Notes who validly tendered (and did not validly withdraw) their Existing Notes and validly delivered (and did not validly revoke) their corresponding consents at or prior to the Consent Time, will, if their Existing Notes are accepted for purchase, be entitled to receive the applicable total consideration per $1,000 principal amount of Existing Notes tendered, plus accrued and unpaid interest to the applicable payment date. The payment of the total consideration with respect to the Existing Notes which were validly tendered (and not validly withdrawn) and corresponding consents which were validly delivered (and not validly revoked) at or prior to the Consent Time is expected to be made on September 22, 2010.

Holdings and Visant also announced that they have each received consents (coupled with tenders) from holders of a majority in principal amount of each series of Existing Notes to adopt the proposed amendments to the respective series of Existing Notes. Supplemental indentures effecting the proposed amendments will be executed and will become operative concurrently with the acceptance for payment of all Existing Notes of such series that were validly tendered (and not validly withdrawn) at or prior to the Consent Time. Holdings and Visant further announced that the withdrawal rights with respect to the Existing Notes and corresponding consents in each of the tender offers expired at the Consent Time.

Each tender offer will expire at 12:00 midnight, New York City time, on October 4, 2010, unless extended (such time and date, as the same may be extended with respect to a tender offer, the “Expiration Date”).

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

99.1	Press release issued by Visant Holding Corp. and Visant Corporation dated September 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISANT CORPORATION
Date: September 21, 2010
/S/ MARIE D. HLAVATY
Marie D. Hlavaty
Senior Vice President, Chief Legal Officer

Exhibit No.	Exhibit

99.1	Press release issued by Visant Holding Corp. and Visant Corporation dated September 21, 2010.